Exhibit 10.9

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only February 28, 2018, is made by and between REMARKABLE VIEWS CONSULTANTS LTD. (“Lessor”) and EVELOZCITY INC., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”). As used herein, the term “Lease” means this Lease, together with the Addendum attached hereto (the “Addendum”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, city, state, zip): 19951 Mariner Avenue, Torrance, California 90503 (“Premises”). The Premises are located in the County of Los Angeles, and are generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project): a two (2) story office building containing approximately 89,272 rentable square feet of space. (See also Paragraph 2)

1.3 Term: Approximately 180 months (“Original Term”) commencing on the Commencement Date (as defined in the Addendum) and ending on the last day of the 180th calendar month after the Commencement Date (“Expiration Date”). (See also Paragraph 3 and Paragraph 61 of the Addendum)

1.4

1.5 Base Rent: $116,080.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 55.

1.6 Base Rent and Other Monies Paid Upon Commencement Date:

(a) Base Rent: $116, 080.00 for the first full calendar month of the term (see Addendum).

(b) Security Deposit: None (“Security Deposit”). (See also Paragraph 5)

(d) Other: N/A for N/A/.

(e) Total Due Upon Commencement Date of this Lease: $116,080.00.

1.7 Agreed Use: general office use, research and development and light manufacturing of electric vehicles. (See also Paragraph 6)

1.8 Insuring Party. Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers

☑ N/A represents Lessor exclusively (“Lessor’s Broker”);

☑ N/A represents Lessee exclusively (“Lessee’s Broker”);

(b) Lessor and Lessee acknowledge and agree that no Broker is entitled to any commission as a result of this Lease, but that Cresa or another broker may be entitled to a commission in connection with the Acquisition (as defined in the Addendum), provided in no event shall Lessor be responsible or liable for any such commission.

1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 52 through 66;

☐ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☑ other (specify); Option to Extend Addendum (Paragraph 51); Environmental Questionnaire.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Subject to the terms of Paragraph 54 in the Addendum, Lessor shall deliver the Premises to Lessee on the Commencement Date (“Start Date”), and Lessee shall accept the Premises and all parts thereof, including, without limitation, the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such Building systems and elements in the Premises, the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) in their as-is, where-is condition without any representation or warranty.

2.3 Compliance. Subject to the terms of Paragraph 54 in the Addendum, Lessor shall deliver, and Lessee shall accept, the Premises without any representation or warranty by Lessor, including, without limitation, as to whether or not the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed, the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessee shall be solely responsible for the cost of such work.

However, if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate f to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, nor Lessor’s agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Intentionally Deleted.

3.3 Intentionally Deleted.

3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Security Deposit. If applicable, Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor actually suffers or incurs by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or, with Lessor’s consent, any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not cause or permit any Hazardous Substance to be used, stored, manufactured, generated, treated or disposed of in, on, under or about the Premises and/or the Project in violation of Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Lessee may use normal amounts of any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, provided that Lessee has delivered to Lessor, Lessor’s customary environmental questionnaire and disclosure statement (provided in no event shall Lessor be responsible for any materials disclosed therein), ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, does not involve the installation of any above or below ground storage tank and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may require, in its reasonable judgment, protective modifications (such as concrete encasements) in connection with Lessee’s use of Hazardous Substances.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee or any party under Lessee’s control, which for purposes of clarity shall not include Lessor). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease, provided Lessor shall provide Lessee at least three (3) business days advance written notice and agrees to be accompanied by an agent of Lessee. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements or the provisions of this Lease, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) and any updates to Lessor’s customary environmental questionnaire and disclosure statement to Lessor within 10 days of the receipt of a written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until Lessee allows for same.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations and other structural components, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, loading areas, docks (including, without limitation, any bumpers, levelers/plates and roll-up doors) skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not to the outside, do not involve puncturing, relocating or removing the roof or any existing structural walls, will not materially and adversely affect the electrical, plumbing, HVAC, and/or life safety systems and the cumulative cost thereof does not exceed a sum equal to $200,000.00 per project. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations without the prior written approval of Lessor, not to be unreasonably withheld, conditioned or / delayed. Lessee shall utilize licensed contractors which must comply with the insurance requirements herein, naming Lessor and Lessor’s lender as additional insureds. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work (and Lessee shall reimburse Lessor for any and all reasonable, actual costs incurred by Lessor in reviewing such plans), and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may at the time of consenting to an Alteration elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor at the time of consenting to an Alteration, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

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©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor and Lessor’s lender as additional insureds by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall be named as an additional insured therein, provided that Lessee’s insurance shall be primary to any insurance carried by Lessor.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies in the name of Lessor insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure on special form for direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or required by Lessor in its business judgment), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, and waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $100,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. Lessor shall obtain and keep in force a policy or policies in the name of Lessor insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

8.4 Lessee’s Property; Business Interruption Insurance; Worker’s Compensation Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) Worker’s Compensation Insurance. Lessee shall obtain and maintain Worker’s Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) Automobile Liability Insurance. Lessee shall obtain and maintain automobile liability insurance coverage in combined policy limits of not less than $1,000,000, including all owned, hired and non-owned automobiles used at the Premises and/or the Project.

(e) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, VII, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor; provided, however, the original Lessee shall not be subject to the terms of this sentence. Lessee shall, prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less; provided, however, the original Lessee and any Lessee Affiliate shall be permitted to have such policies be for a term less than one year, so long as such coverages are maintained throughout the entire Lease term. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. Lessor shall have the right to require additional coverages or increase coverages as is commercially reasonable, but may not increase coverages more frequently than every five (5) years.

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8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except to the extent of Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee’s employees, contractors or invitees or a Breach or Default hereunder. if any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the I failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom or any consequential or punitive damages. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

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9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $100,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising such option on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (H) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period, Lessor shall, at Lessor’s commercially reasonable expense, but subject to the limitations herein provided, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue and the obtaining of a permit, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

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9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security I Deposit as has not been, or is not then required to be, used by Lessor.

Notwithstanding anything to the contrary contained herein, Lessor’s obligations to restore pursuant to this Paragraph 9 shall be limited bathe extent of proceeds received by Lessor for such purposes.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. Lessor may require Lessee to pay such tax bill directly prior to delinquency and provide evidence thereof or estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon, If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent, not to be unreasonably withheld.

(b) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

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(c) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to injunctive relief.

(d) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(e) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

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13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion, but in all events within 90 days.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee given to Lessor was materially false.

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13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

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13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater; provided, however, no such late charge shall be due or owing in connection with the first late payment per calendar year unless and until Lessor provides written notice of such overdue amount to Lessee and Lessee fails to pay same within 3 business days after notice thereof (and in no event shall Lessor have to provide any subsequent notice per calendar year). The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Intentionally Deleted.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building is taken by Condemnation (and same has a material, adverse impact on Lessee’s ability to operate from the Premises), Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation, to the extent of proceeds received for same. Lessee shall not be entitled to terminate this Lease in connection with any temporary Condemnation.

15. Intentionally Deleted.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

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(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater until such Estoppel Certificate is delivered. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the other that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission or email (with a hard copy provided concurrently as provided above), and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

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24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENTTHAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Intentionally Deleted.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared i.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

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30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute and deliver to Lessor within ten (10) days after request therefor such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

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34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

38. Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply.

38.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

38.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee and a Lessee Affiliate (as defined in the Addendum), and cannot be assigned or exercised by anyone other than said original Lessee or a Lessee Affiliate and only while the original Lessee or a Lessee Affiliate is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

38.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

38.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

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39. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

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45. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐  is ☑ is not attached to this Lease.

49. Accessibility; Americans with Disabilities Act. (See Addendum)

(a) The Premises:

☑  have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law_ Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐  have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐  have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

Last Edited: 2/22/2018 3:08 PM

©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:
On:	February 28, 2018	On:	February 23, 2018
By LESSOR:		By LESSEE:
REMARKABLE VIEWS CONSULTANTS LTD.		EVELOZCITY INC., a Delaware corporation
By:	/s/ Foster Chiang	By:	/s/ Stefan Krause
Name Printed:	Foster Chiang	Name Printed:	Stefan Krause
Title:	Director	Title:	CEO
Phone:		Phone:
Fax:		Fax:
Email:		Email:

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Phone:		Phone:
Fax:		Fax:
Email:		Email:
Address:	c/o Integrity Capital Management (HK)	Address:	The Premises, after the Commencement Date
	Limited		201 E. El Segundo Blvd.
	Unit 605		El Segundo, CA 90245, before the
	Connaught Rd.		Commencement Date
Central Hong Kong
Federal ID No.:		Federal ID No.:	82-3375874

AIR CRE, 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

Last Edited: 2/22/2018 3:08 PM

©2017 AIR CRE. All Rights Reserved.	STN-27.10 Revised 11-01-2017

OPTION(S) TO EXTEND

STANDARD LEASE ADDENDUM

Dated	February 28, 2018
By and Between
(Lessor)	REMARKABLE VIEWS CONSULTANTS LTD.
(Lessee)	EVELOZCITY INC., a Delaware corporation
Property Address:	19951 Mariner Avenue, Torrance, California 90503
(street address, city, state, zip)

Paragraph 51

A. OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional sixty (60) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 12 but not more than 15 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee and a Lessee Affiliate, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee or a Lessee Affiliate is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

(Check Method(s) to be Used and Fill in Appropriately)

☑ I. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s)) the commencement of each Extension Term, the Base Rent shall be adjusted to an amount equal to ninety-five percent (95%) of the “Market Rental Value” of the Premises, which shall be determined as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an independent third party ☐ appraiser or ☑ broker (“Consultant” - check one) of their choice to act as an arbitrator (Note: the parties may not select either of the Brokers that was involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third, neutral mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

Last Edited: 2/22/2018 3:08 PM

©2017 AIR CRE. All Rights Reserved.	OE-6.00, Revised 01-03-2017

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such third Consultant shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV, and each party shall be responsible for the cost of their own Consultant.

2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable non-renewal, arms-length market transactions which shall include, but not be limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

3) Notwithstanding the foregoing, the new Base Rent to be paid by Lessee at the commencement of each Extension Term shall not be less than one hundred three percent (103%) of the Base Rent payable for the month immediately preceding the commencement of the applicable Extension Term.

b. Upon the establishment of each New Market Rental Value:

1) an amount equal to ninety-five percent (95%) of the new MRV will become the new “Base Rent” payable at the commencement of each Extension Term, and

2) the Base Rent during each Extension Term shall increase by three percent (3%) on each one-year anniversary of the commencement of the applicable Extension Term.

AIR CRE, 500 North Brand Blvd, Suite 900, Glendale, CA 91203, Tel 213-687-8777, Email contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

Last Edited: 2/22/2018 3:08 PM

©2017 AIR CRE. All Rights Reserved.	OE-6.00, Revised 01-03-2017

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (“Addendum”) dated as of February 28, 2018, is attached to, and made a part of, that certain Standard Industrial/Commercial Single-Tenant Lease – Net of even date herewith (the “Primary Lease”), entered into by and between REMARKABLE VIEWS CONSULTANTS LTD. (“Lessor”), and EVELOZCITY INC., a Delaware corporation (“Lessee”). The Primary Lease, as modified, supplemented and superseded by this Addendum is hereinafter referred to as the “Lease”. If there is any conflict between the Primary Lease and this Addendum, this Addendum shall control. Unless otherwise defined in this Addendum, capitalized terms shall have the meanings assigned to them in the Primary Lease.

52. Acquisition Contingency. This Lease shall be effective upon the mutual execution and delivery by Lessor and Lessee; however, Lessor, or an affiliate of Lessor, is currently attempting to acquire the Premises from the current owner of the Premises. This Lease is expressly contingent upon Lessor or its affiliate acquiring the Premises (the “Acquisition”). In the event Lessor or its assignee has not consummated the Acquisition within ninety (90) days after the mutual execution and delivery of this Lease by Lessor and Lessee (the “Outside Acquisition Date”), either Lessee or Lessor may terminate this Lease thereafter by written notice to the other, but prior to the occurrence of the Acquisition, provided that if Lessee elects to terminate this Lease pursuant to this Paragraph, and Lessor consummates the Acquisition within thirty (30) days after delivery of Lessee’s termination notice, Lessee’s termination shall be deemed null and void; otherwise, in the event of a termination hereunder this Lease shall be deemed null and void and of no further force and effect, except for those obligations which expressly survive a termination hereof. Lessee understands and agrees that Lessor is under no obligation to consummate the Acquisition and may at any time cease its efforts to acquire the Premises for any reason or no reason whatsoever. Therefore, if Lessor exercises any right to terminate the potential Acquisition, Lessor shall deliver notice thereof to Lessee, and this Lease shall terminate and neither party shall have any further obligations hereunder, except for those that expressly survive a termination hereof. Lessee shall reasonably cooperate with Lessor in executing any and all documents reasonably required in connection with the Acquisition or the financing thereof.

53. Commencement Date. The “Commencement Date” of this Lease shall be the date the deed transferring the Premises to Lessor or its affiliate, as buyer, is recorded in the official records of Los Angeles County, California pursuant to the terms of the Acquisition.

54. Condition of Premises. Lessee shall take the Premises in its AS-IS, WHERE-IS condition, without representation or warranty of any kind from Lessor and agrees that Lessor shall have no obligation to perform any work or construct any improvements to the Premises. Lessee hereby accepts this Lease and the Premises subject to all applicable currently existing and future Applicable Requirements affecting the Premises and/or the Project and/or the use thereof. Lessee agrees and acknowledges that Lessor shall have no responsibility, and shall bear no expense, to comply with any such Applicable Requirements. Lessor shall be entitled to cooperate voluntarily in any reasonable manner with the efforts of governmental bodies or suppliers of utilities in reducing energy or other resources consumption and Lessee shall reasonably cooperate with same and shall not be relieved of its obligation to pay the full Rent by reason thereof. Notwithstanding the foregoing, in the event that subsequent to the date hereof, but prior to the date of Acquisition (and provided that the Acquisition occurs), the seller of the Premises either (a) agrees in writing, for the benefit of Lessor or its affiliate, to repair any portion of the Premises, or (b) grants in writing Lessor or its affiliate a credit or reduction in the purchase price from the purchase price originally set forth in the agreement between the seller and Lessor or its affiliate regarding the proposed Acquisition, in order to repair any element of the Premises, then (i) in the event of clause (a) above, Lessor shall use commercially reasonable efforts to enforce the seller’s obligations for the benefit of Lessee (provided that in no event shall Lessor be obligated to initiate any lawsuit against the seller, unless Lessee agrees to reimburse Lessor for any and all costs of same), and (ii) in the event of clause (b) above, Lessor shall at its election (1) provide Lessee an allowance equal to the actual credit or reduction provided by the seller for the applicable element of the Premises (which allowance shall be paid within thirty (30) days after the Commencement Date, provided that no Breach has occurred and there is no ongoing Default), (2) cause the repair to be made for which the credit or reduction in the purchase price was provided (such repair to be made within a reasonable period of time after the Commencement Date and in no event shall Lessor be obligated to spend any sum in excess of the credit or reduction in the purchase price provided by the seller), or (3) provide an abatement or reduction in the monthly Base Rent, which may be amortized over the first year of the Lease term (provided that Lessee shall not be entitled to such abatement or reduction if a Breach has occurred or there is an ongoing Default).

55. Monthly Base Rent; Payment at Commencement Date. Lessee shall pay monthly Base Rent pursuant to the following schedule:

Period	Monthly Base Rent
Months 1-12	$116,080
Months 13-24	$119,562
Months 25-36	$123,149
Months 37-48	$126,843
Months 49-60	$130,649
Months 61-72	$134,568
Months 73-84	$138,605
Months 85-96	$142,763
Months 97-108	$147,046
Months 109-120	$151,458
Months 121-132	$156,001
Months 133-144	$160,681
Months 145-156	$165,502
Months 157-168	$170,467
Months 169-180	$175,581

Pursuant to Paragraph 1.6 of the Primary Lease, on the Commencement Date of this Lease, Lessee shall pay to Lessor monthly Base Rent for one (1) full calendar month of the Original Term, which shall be applied to the first full calendar month’s Base Rent under this Lease. Accordingly, if the Commencement Date is not the first day of the calendar month, then on the first day of the first full calendar month following the Commencement Date, Lessee shall pay to Lessor the pro-rated amount of monthly Base Rent attributable to the month in which the Commencement Date occurred. Thereafter, Lessee shall pay Base Rent on the first of every month without notice, demand, offset or abatement.

56. Lessee Affiliate. Notwithstanding Paragraph 12 in the Primary Lease to the contrary, Lessee may assign its entire interest under this Lease or sublease all or a portion of the Premises to a Lessee Affiliate (as defined below) without the consent of Lessor, provided that the following conditions are satisfied: (a) the Lessee Affiliate is a bona fide entity engaged in a business substantially similar to Lessee, (b) the Lessee Affiliate shall assume the obligations of Lessee under this Lease by signing a commercially reasonable assumption agreement; provided, however, in no event shall such assumption relieve Lessee (if still in existence) from liability under this Lease or any guarantor under any guaranty (if applicable) and Lessee shall be jointly and severally liable, (c) such assignment or sublease shall not be a subterfuge by Lessee to avoid its obligations under this Lease, (d) Lessee shall give Lessor not less than ten (10) days’ prior written notice (or promptly following such assignment if prohibited by law from disclosure) of any such assignment or sublease to a Lessee Affiliate and concurrently therewith furnish Lessor with satisfactory evidence that all of the conditions set forth herein have been satisfied, (e) such Lessee Affiliate has a tangible net worth (excluding goodwill) that is equal to or greater than the higher of Lessee’s tangible net worth (excluding goodwill) as of the date of this Lease or as of the date Lessee desires to transfer the Lease or the Premises to such Lessee Affiliate, and (f) no Breach has occurred and Lessee is not in Default at the time of such assignment or sublease. For purposes of this Lease, a “Lessee Affiliate” shall mean and refer to a corporation, partnership, limited liability company or other entity that controls, is controlled by or is under common control with Lessee, an entity that acquires all or substantially all of Lessee’s assets and/or an entity created by or resulting from a merger or consolidation with Lessee.

57. Transfer Premium. If Lessor consents to an assignment or sublease, as a condition thereto, Lessee shall pay to Lessor fifty percent (50%) of any Transfer Premium (as defined below), received by Lessee from the party to whom such assignment or sublease is made (the “Transferee”); provided, however that Lessee shall not be required to pay Lessor such Transfer Premium in connection with an assignment of this Lease or subletting of the Premises to a Lessee Affiliate made in accordance with the terms above. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Lessee under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for any reasonable changes, alterations and improvements to the Premises in connection with the assignment or sublease (but only to the extent approved by Lessor) and any reasonable expenses (including reasonable attorneys’ fees) and brokerage commissions in connection with the assignment or sublease. The Transfer Premium shall also include, without limitation, key money and bonus money paid by to Lessee in connection with such assignment or sublease and any payment in excess of fair market value for services rendered by Lessee or for assets, fixtures, inventory, equipment, or furniture transferred by Lessee in connection with such assignment or sublease. Lessor shall have the right to audit any and all documents and records to ensure compliance with this provision.

58. Lessee Signage. Provided no Breach has occurred, Lessee is not in Default hereunder and the original Lessee or a Lessee Affiliate is occupying at least thirty percent (30%) of the Premises (a) the original Lessee or a Lessee Affiliate shall have the right, at its sole cost expense, to install exterior signage at the Premises containing Lessee’s name and logo, subject to obtaining any and all approvals required by Applicable Requirements and Lessor’s prior written consent (not to be unreasonably withheld), and (b) except as required by Applicable Requirements, Lessor shall not install or consent to the installation of any other signage at the Premises without obtaining Lessee’s prior written consent. All such signage shall be done in accordance with all Applicable Requirements and Lessee shall be solely responsible for (i) installing and maintaining all such signage (other than signage installed pursuant to clause (b) above), in good and sightly condition, and (ii) removing the same upon the expiration or earlier termination of this Lease and repairing any damage resulting therefrom (including, without limitation patching and painting the affected area to match).

59. Confidentiality. Lessee shall not disclose or permit its officers, directors, employees, agents, attorneys or representatives to disclose to any third party any information about this Lease, or about any of the transactions contemplated hereby or terms contained herein, or about the Premises, which is not publicly known (all such information that is not publicly known is “Confidential Information”). Notwithstanding the foregoing, Lessee shall not be prohibited from disclosing the terms of this Lease to its attorneys, brokers, accountants, lenders, transferees, assignees, subtenants and prospective lenders, transferees, assignees and subtenants to the extent reasonably necessary to assist in performing its obligations hereunder or to the extent reasonably related to obtaining financing (so long as such parties are notified of such obligation to maintain the confidentiality of the Confidential Information). Additionally, Lessee shall not be obligated to protect Confidential Information which (a) is or becomes generally known to the public without violation of this Lease, (b) is obtained from a third party where Lessee has no actual knowledge, or reason to know, that such third party is obligated to keep such information confidential, or (c) is independently developed by Lessee. Disclosure of Confidential Information by Lessee or its representatives shall not be prohibited if such disclosure is ordered pursuant to a legal, judicial or administrative proceeding, provided that Lessee provides Lessor with prompt notice when such disclosure first is sought so that Lessor may seek a protective order or other appropriate remedy. The foregoing shall not prohibit a press release or announcement of this Lease, provided that no material information is disclosed (including, without limitation, any Rent, concessions, etc.).

60. Real Property Taxes. Lessor agrees that Lessee shall have the right to contest with the appropriate taxing authority any Real Property Taxes for which Lessee is responsible to pay, so long as (a) Lessee gives Lessor at least thirty (30) days’ prior written notice thereof, (b) Lessor does not itself initiate such contest, (c) such contest shall be at Lessee’s sole cost and expense, (d) Lessee shall provide a bond or other reasonable security therefor and otherwise comply with all Applicable Requirements relating to such contest, and (e) Lessee shall indemnify, defend and hold Lessor harmless from any and all liabilities (including, without limitation, reasonable attorneys’ fees), penalties, interest and other charges that may arise from or in connection with any such contest. In the event of any reduction or refund of any Real Property Taxes applicable to the period during the Lease term, by way of such contest or otherwise, after reimbursing Lessor for any and all costs as provided above, Lessee shall share in any such reduction or refund, but only to the extent such reduction or refund is applicable to the Lease term hereof (relative to overall period of time for which such reduction or refund is granted).

61. Option to Terminate. Lessee shall have a one-time right to terminate this Lease effective as of the end of the One Hundred Forty-Fourth (144th) full calendar month of the Original Term, subject to the terms herein provided. In order to exercise such termination right, Lessee must notify Lessor of such exercise in writing at least twelve (12), but not more than eighteen (18), months prior to the effective date of such termination, and must pay to Lessor concurrently with the exercise of this option Seven Hundred Two Thousand Three Hundred Twenty-Four and 00/100 Dollars ($702,324.00), which is an amount equal to the sum of the Monthly Base Rent of the last four (4) months of the Original Term if the Lease did not terminate early. If Lessee fails to notify Lessor in writing within the time period set forth above, Lessee shall be deemed to have permanently waived this termination option. Notwithstanding anything to the contrary herein, this termination option is only exercisable by the original Lessee (Evelozcity Inc.) or, if this Lease has been assigned to a Lessee Affiliate of the original Lessee, such Lessee Affiliate, and only if, at the time of the exercise of the option and on the effective termination date, there is no Default or Breach, and there is no event or condition which, with the giving of notice or the passage of time or both, could constitute a Default or Breach.

62. Waivers. LESSEE HEREBY WAIVES ANY AND ALL RIGHTS UNDER SECTIONS 1511, 1932, 1933, 1950.7, 1951.7, 1980 THROUGH 1993.09, 1995.260 AND 1995.310 OF THE CALIFORNIA CIVIL CODE, SECTIONS 1174 AND 1265.130 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY SIMILAR LAW OR ORDINANCE NOW OR HEREINAFTER IN EFFECT.

63. Executive Order 13224. Lessee represents and warrants to Lessor that the entities or individuals constituting Lessee or which may own or control Lessee or which may be owned or controlled by Lessee are not among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

64. CASp Disclosure. Lessor hereby notifies Lessee that to Lessor’s knowledge, the Premises have not undergone an inspection by a Certified Access Specialist (“CASp”). Lessor shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to California Civil Code Section 1938: “A CASp can inspect the subject Premises and determine whether the subject Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject Premises, the commercial property owner or Lessor may not prohibit the Lessee or Lessee from obtaining a CASp inspection of the subject Premises for the occupancy or potential occupancy of Lessee, if requested by Lessee. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.” Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Project with regard to inspections and shall be subject to Lessor’s prior written consent.

65. Energy Performance Disclosure. Lessee hereby acknowledges that Lessor and/or the utility company serving the Premises may be required to disclose or obtain certain information concerning the energy performance of the buildings within the Project pursuant to Applicable Requirements (collectively, the “Energy Disclosure Requirements”). Lessee hereby (a) agrees that upon request from Lessor, Lessee shall provide Lessor with any energy usage data for the Premises, including, without limitation, copies of utility bills for the Premises, (b) consents to any disclosures made by Lessor in connection with such Energy Disclosure Requirements, and (c) acknowledges that Lessor shall not be required to notify Lessee of any Energy Disclosure Requirements and releases Lessor from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Energy Disclosure Requirements. The terms of this Paragraph shall survive the expiration or earlier termination of this Lease.

66. Miscellaneous. If any provision of this Lease is held to be invalid, the remainder of this Lease shall not be affected thereby. Time is of the essence in connection with the terms of this Lease. This Lease is the product of negotiations between the parties hereto and may be executed in counterparts (by original, facsimile or electronic PDF signatures) and, when all counterparts are executed, the same shall constitute a single binding instrument. The parties intend to be bound by such facsimile or electronic PDF signatures as if they were originals.

[END OF TEXT; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first referenced above.

LESSOR:

REMARKABLE VIEWS CONSULTANTS LTD.

By:	/s/ Foster Chiang
Name:
Its:

LESSEE:

EVELOZCITY INC.,
a Delaware corporation

By:	/s/ Stefan Krause
Name:	Stefan Krause
Its:	CEO

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”), effective as of April 5, 2018, is made by and between REMARKABLE VIEWS CONSULTANTS LTD., a British Virgin Islands corporation (“Lessor”), and EVELOZCITY INC., a Delaware corporation (“Lessee”).

RECITALS

A. Lessor and Lessee are parties to that certain Standard Industrial/Commercial Single – Tenant Lease – Net dated as of February 28, 2018 (the “Original Lease”), regarding the property located at 19951 Mariner Avenue, Torrance, California (as more particularly described in the Original Lease, the “Premises”).

B. Lessor and Lessee, for their mutual benefit, wish to amend certain covenants and provisions of the Original Lease.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency which Lessor and Lessee hereby acknowledge, Lessor and Lessee hereby agree:

1. Recitals and Defined Terms. The recitals set forth above are not merely recitals, but form an integral part of this First Amendment. All capitalized terms used and not otherwise defined in this First Amendment shall have the meanings respectively assigned to them in the Original Lease. The Original Lease, as modified, amended, superseded, supplemented and confirmed by this First Amendment, is hereinafter referred to as the “Lease”.

2. Paragraph 1.8. Paragraph 1.8 of the Original Lease is hereby revised to make Lessee the “Insuring Party” instead of Lessor.

3. Paragraph 8.3(a). The first three (3) sentences of Paragraph 8.3(a) of the Original Lease are hereby deleted in their entirety and replaced with the following:

“Lessee shall obtain and keep in force a policy or policies in the name of Lessee insuring loss or damage to the Premises. The policy shall add Lessor as a loss payee and Lessor’s Lender as mortgagee and loss payee pursuant to a standard non-contributory mortgagee clause, with loss being payable to Lessor and Lessor’s Lender. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall also be insured by Lessee.”

4. Paragraph 8.3(b). The first sentence of Paragraph 8.3(b) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Lessee shall obtain and keep in force a policy or policies, with loss payable to Lessor and Lessor’s Lender, insuring the loss of the full Rent for one (1) year with an extended period of indemnity for an additional one hundred eighty (180) days (“Rental Value Insurance”).”

1

5. Paragraph 9.2. The first sentence of Paragraph 9.2 of the Original Lease is hereby modified by (a) inserting the phrase “subject to Lessor’s receipt of proceeds” after “at Lessor’s expense”, and (b) inserting the phrase “and Lessee shall make any applicable insurance proceeds available to Lessor for that purpose” after “in full force and effect”.

6. Paragraph 9.6(a). Paragraph 9.6(a) of the Original Lease is hereby modified to insert the phrase “by Lessor” after the phrase “but not to exceed the proceeds received”.

7. Paragraph 9.7. Paragraph 9.7 of the Original Lease is hereby modified to insert the following at the end thereof:

“All proceeds from Lessee’s insurance policies required herein (other than with respect to Lessee’s Owned Alternations, Utility Installations, Trade Fixtures & Lessee’s personal property) shall belong to Lessor and Lessor’s Lender and all such insurance proceeds shall promptly be delivered to Lessor and Lessor’s Lender.”

8. CASp Disclosure. Lessor hereby notifies Lessee that the Premises has not undergone an inspection by a Certified Access Specialist (“CASp”). Pursuant to California Civil Code Section 1938, Lessor hereby advises Lessee as follows:

A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

This disclosure is intended to comply with Section 1938 of the California Civil Code. To the maximum extent permitted by applicable law, if Lessee elects to engage a CASp to perform an inspection of the Premises, Lessee shall be solely responsible for the costs thereof and the costs of making any alterations specified therein.

9. Miscellaneous. The headings used in this First Amendment are for convenience only and shall have no effect upon the interpretation of this First Amendment. Except as otherwise expressly provided in this First Amendment, the provisions of the Original Lease shall be and remain unmodified and in full force and effect (such Original Lease being hereby ratified, reaffirmed and confirmed by Lessor and Lessee), and that if any provision of this First Amendment conflicts with the Original Lease, then the provisions of this First Amendment shall prevail. This First Amendment may be executed in one or more counterparts (by original, facsimile or electronic PDF signatures), each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument. The parties intend to be bound by such facsimile or electronic PDF signatures.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.

LESSOR:

REMARKABLE VIEWS CONSULTANTS LTD.,

a British Virgin Islands corporation

By:	/s/ Foster Chiang
Name:	Foster Chiang
Its:	Director

LESSEE:

EVELOZCITY INC.,

a Delaware corporation

By:	/s/ Stefan Krause
Name:	Stefan Krause
Its:	Chief Executive Officer

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